Exhibit 10.12

SECOND LIEN SHARED SECURITY AGREEMENT SUPPLEMENT

August 24, 2005

Wells Fargo Bank, N.A., as Collateral Trustee

for the Secured Parties referred to in the

Second Lien Shared Security Agreement referred to below

Sixth and Marquette

MAC N9303-120

Minneapolis, MN 55479

Attn: Jeffery T. Rose

Dynegy Holdings Inc.

Ladies and Gentlemen:

Reference is made to (i) the Indenture dated as of August 11, 2003 (the “Indenture”), among Dynegy Holdings Inc., a Delaware corporation, the guarantors party thereto, Wilmington Trust Company as trustee and Wells Fargo Bank, N.A. (as successor by consolidation to Wells Fargo Bank Minnesota, N.A.), as collateral trustee (as defined below), and (ii) the Second Lien Shared Security Agreement dated August 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Shared Security Agreement”) made by the Grantors from time to time party thereto in favor of Wells Fargo Bank, N.A. (as successor by consolidation to Wells Fargo Bank Minnesota, N.A.), as collateral trustee (the “Collateral Trustee”) and (iii) the Intercreditor Agreement dated August 11, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) made by the Grantors from time to time party thereto in favor of the Collateral Trustee, the Existing First Priority Collateral Agent (as defined therein) and the Existing First Priority Collateral Trustees (as defined therein). Terms defined in the Indenture or the Second Lien Shared Security Agreement and not otherwise defined herein are used herein as defined in the Indenture or the Second Lien Shared Security Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Shared Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Second Lien Shared Security Agreement.

SECTION 2. Security for Obligations. The grant of a security interest in, the Shared Collateral by the undersigned under this Second Lien Shared Security Agreement Supplement and the Second Lien Shared Security Agreement secures the payment of all Parity Lien Obligations, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Supplements to Second Lien Shared Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VI to Schedules I through VI, respectively, to the Second Lien Shared Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Second Lien Shared Security Agreement and are complete and correct in all material respects.

SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 8 of the Second Lien Shared Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

SECTION 5. Obligations Under the Second Lien Shared Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Second Lien Shared Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Second Lien Shared Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Second Lien Shared Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the state of New York.

Very truly yours,

DYNEGY MIDSTREAM HOLDINGS, INC.

DYNEGY STORAGE TECHNOLOGY AND SERVICES, INC.

DYNEGY GAS TRANSPORTATION, INC.

By:	/s/ Charles C. Cook
Title:	Vice President and Assistant Treasurer

Address for notices:
c/o Dynegy, Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002
Attn: Carol Graebner

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